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                                                                         10.33.3




The Directors
Horizon Exploration Limited
6 Pembroke Road
Sevenoaks
Kent
TN13 1XR

Dear Sirs:

We refer to the Facility Letter dated 23 August 1994 between Horizon Exploration Limited (the Company) and the Bank of NT Butterfield & Son Limited (the Bank).

The Bank is pleased to confirm that the Facility is amended as follows and except as otherwise specified in this letter (Amendment Letter No. 1), the terms and expressions defined in the Facility Letter shall have the same meaning and effect where used herein.

The amendments to the Facility are;

1.       Clause 1 - Amount and Purpose - the opening paragraph is now to read:

         "The maximum sum to be drawn under the Facility shall not exceed in aggregate L.4,300,000 (Four Million Three Hundred Thousand Pounds Sterling) (the Facility Amount) or subject to availability the equivalent in any other major currency other than Pounds Sterling (the Alternative Currency). The Facility Amount will remain available to the Company until the 31 July 1995 after which date the amount available for drawing will be reduced to L.3,400,000 (Three Million Four Hundred Thousand Pounds Sterling).

2.       Clause 1 - Amount and Purpose - paragraph a) is now to read:

         a) "Within the Facility Amount a sub-limit of up to L.3,900,000 (Three Million, Nine Hundred Thousand Pounds Sterling) which will remain available until the 31 July 1995 after which date the sub-limit will be reduced to L.3,000,000 (Three Million Pounds Sterling)".

         Clause 1 - a) i) and ii) remain unchanged.

3. Clause 1 - Amount and Purpose - paragraph b) the sub-limit referred to is now to read:

         "L.350,000 (Three Hundred and fifty Thousand Pounds Sterling)"
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4.       Clause 1 - Amount and Purpose - paragraph c) is now to read:

         c) "Within the Facility Amount a sub-limit of up to L.50,000 (Fifty Thousand Pounds Sterling) for the issuance of a guarantee in the standard form in favour of HM Customs and Excise (the Duty Deferment Guarantee) providing up to L.25,000 (Twenty Five Thousand Pounds Sterling) per month for deferred payment terms on liabilities incurred by the Company in respect of excise duties, levies, imposts and value added tax due to HM Customs and Excise".

5.       Clause 2 - Modus Operandi

         A revised Modus Operandi in the form of Schedule II dated February 1995 is attached.

6.       Clause 4 - Fees and Commissions - paragraph b) is now to read:

         b) "Duty Deferment Guarantee

         i) The fee for the Duty Deferment Guarantee will be 1.25% per annum on the total liability thereunder (i.e. up to a maximum of L.50,000) with a minimum charge of L.250.00".

7.       Clause 6 - Security - the opening paragraph is now to read:

         "As continuing security for an the Company's liabilities to the Bank including those under the Term Loan Facility Letter dated 27 February 1995 between the Bank and the Company (the Term Loan Facility), the Bank will require and/or continue to rely upon the following (the Security Documentation)"

8.       Clause 6 - Security - paragraph d) is now to read:

         "d) A Counter Indemnity in the form of Schedule VI attached is to be given by the Company to the Bank in respect of the Duty Deferment Guarantee".

9.       Clause 6 - Security - the final paragraph is now to read:

         "The Security documentation referred to in sub-paragraphs e), f) and
         l) hereof is transactional related and as such will be required from time to time with reference thereto included in the Modus Operandi. The Security provided by the Company to the Bank under the Term Loan Agreement will also constitute security for the Facility provided hereunder, which for the avoidance of doubt will include:

         i) A Chattel Mortgage in a form acceptable to the Bank over assets to be financed by the Bank under the Term Loan Facility; and





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         ii)     A Deed of Subordination in a form acceptable to the bank in respect of the Majority Shareholders Loan.

10. Clause 8 - Representations, Warranties and Undertakings - paragraph g) is now to read:

         g) "The Company's obligations hereunder will at all times during the term of this Facility and the Term Loan Facility, rank in priority to an existing and/or future indebtedness or commitments other than those commitments which by law win automatically rank in priority; and"

11.      Clause 9 - Covenants - the following paragraphs are to be added:

         k) Not make any payments of dividends to the shareholders for so long as the Company has any liability outstanding to the bank under this Facility or the Term Loan Facility; and

         l) The Company is to comply with the following financial covenants which will be tested against the Company's audited financial statements for the year ending 31 December 1995.

                  i) Gearing                       : Not greater than 0.80:1
                  ii) Leverage                     : Not greater than 2:1
                 iii) Interest Cover               : Not less than 3.75 x
                  iv) Net Worth                    : Not less than L.3,600,000

Note the following definitions apply in respect of the financial covenants.

"Gearing" means the Company's interest bearing debt net of cash balances held to Net Worth.

"Leverage" means all balance sheet liabilities to Net worth.

"Interest Cover" means operating profits before interest payable.

"Net Worth" means paid-up share capital, the retained earnings plus the Majority Shareholders Loan less intangible assets and non-quoted investments.

"Majority Shareholders Loan" means the loan granted to the Company by Energy Research International Limited c/o Caledonian Bank and Trust Limited, PO Box 1045, Georgetown, Grand Cayman, Cayman Islands. (The Majority Shareholder) in the sum of USD 2,000,000 (Two Million United States Dollars) which for the avoidance of doubt is subordinated to this Facility and the Term Loan Facility.

12.      Clause 9 - Covenants - paragraph c) is now to read:





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         c) "Ensure that insurances on and in relation to Company's business and assets (including the assets referred to in the Term Loan Facility are maintained with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Company and the Bank's interests are to be noted thereon as `first loss payee'; and"

13.      Clause 9 - Covenants - paragraph g) is now to read:

         "Except under this Facility, the Term Loan Facility and the Majority Shareholders Loan and not without the prior written notice to the Bank, borrow or raise any money or incur any credit or give any guarantees, indemnities or other assurances against financial loss other than lease or hire purchase agreements entered into from time to time by the Company for the purchase of capital equipment or the office premises or the chartering of Chartered Ships which are to be used by the Company to carry out work pursuant to the terms of a Contract; and"

14.      Clause 15 - Events of Default - paragraph a) i) to now read:

         i) "If the Company defaults in the payment of any monies which may become due to the Bank or there shall be any breach by the Company or any other party of the terms and conditions of the Facility, the Term Loan Facility, the Deed of Subordination or any other facility letter, guarantee, security agreement, document or other obligation which the Company may, from time to time have with the Bank, its associates or subsidiaries; and"

15.      Clause 15 - Events of Default - paragraph a) viii) to now read:

         viii) "If any material provision of this Facility and/or the Term Loan Facility and/or the Deed of Subordination and/or any security given in respect thereof ceases in any respect to be in full force and effect or to be continuing or is purported to be determined or becomes in jeopardy or is invalid or unenforceable; or"

All other terms and conditions remain unchanged.

The amendments contained in Amendment No. 1 will become effective upon receipt by the Bank of the following:

         i) The duplicate copy of this letter signed by authorized offices of the Company accepting and agreeing to abide by the amended terms of the Facility; and

         ii) The duplicate copy of this letter countersigned by the Guarantor and the IOM Guarantor acknowledging the amendments to the Facility; and

          iii)   The Company's acceptance of the Term Loan Facility.





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The Bank is pleased to have arranged the amendments and trusts that the
Facility will continue to operate to our mutual satisfaction.

Yours faithfully
for and on behalf of
The Bank of NT Butterfield and Son Limited

/s/ [illegible signature]                     /s/ [illegible signature]

Authorized Signature                          Authorized Signature


IMPORTANT NOTICE

This amendment creates legal obligations which will be binding upon the Company and the Company is advised to obtain appropriate legal advice. By the Company's acceptance of this amendment the Company confirms that it has been advised by the Bank to take independent legal advice regarding the contents of this amendment and whether or not the Company has followed this advice, the Company accepts this amendmement with full knowledge and understanding of its meaning and effect.

We, Horizon Exploration Limited hereby accept and agree to abide by the amended terms and conditions contained in this letter, Amendment No. 1.

for and on behalf of
Horizon Exploration Limited

/s/ Neil A.M. Campbell
/s/ G.M. Harrison

Authorized Signature(s)                    Date:



As IOM Guarantor, we, Seismic Exploration Limited, acknowledge the amendments to the terms and conditions of the Facility, contained in Amendment No. 1.

for and on behalf of

Seismic Exploration Limited

/s/ G.M. Harrison
/s/ George Purdie





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Authorized Signature(s)                            Date:

As Guarantor, we, Exploration Holdings Limited, acknowledge the amendments to the terms and conditions of the Facility.

for and on behalf of
Exploration Holdings Limited

/s/ Neil A.M. Campbell
/s/ G.M. Harrison

Authorized Signature(s)                            Date:





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